[Execution Copy]


                                 AMENDMENT NO. 1
                                       to
                      THIRD AMENDED AND RESTATED REVOLVING
                          CREDIT AND SECURITY AGREEMENT
                           dated as of March 15, 1993

      THIS AMENDMENT NO. 1 dated as of May 26, 1995 is made by and among Synthetic Industries, Inc., a Delaware corporation (the "Borrower"), The First National Bank of Boston ("Bank of Boston"), SouthTrust Bank of Georgia, N.A. ("SouthTrust") and Sanwa Business Credit Corporation ("Sanwa" and together with Bank of Boston and SouthTrust, the "Lenders"), and Bank of Boston as agent (the "Agent") for the Lenders.


Preliminary Statements

      The Borrower, the Lenders and the Agent are parties to a Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995 (the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined).

      The Borrower has requested, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of the Agreement, further to amend certain provisions of the Credit Agreement to temporarily increase the Revolving Credit Facility.

      NOW, THEREFORE, in consideration of the Credit Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Amendment to Credit Agreement. The Credit Agreement is hereby amended, subject to the provisions of Section 2 hereof, effective as of the date hereof, by

      (a)  amending  Section 1.1 Definitions by

      (i) amending the definition "Commitment" in its entirety to read as follows:

      "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto, or, during the period beginning on May 26, 1995 and ending August 25, 1995 on ANNEX A-1 hereto, under the caption "Commitment," as each such amount may be reduced pursuant to
      Section 2.3 (and the payments made thereunder) or 3.6 or otherwise modified as reflected in the Register.

      (ii) amending the definition "Revolving Credit Facility" in its entirety to read as follows:

      "Revolving Credit Facility" means an amount equal to $35,000,000, except that during the period beginning May 26, 1995 and ending August 25, 1995, "Revolving Credit Facility" means an amount equal to $40,000,000.

      (iii) amending the definition "Revolving Credit Note" in its entirety to read as follows:

      "Revolving Credit Note" means each Third Amended and Restated Revolving Credit Note or Supplemental Revolving Credit Note made by the Borrower to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution , renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different lender and whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, respectively, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Revolving Credit Notes" means more than one such Revolving Credit Note.

      (b) further amending the Credit Agreement by adding thereto a new Annex A-1 in the form of Annex A-1 attached thereto, redesignating Exhibit A to the Credit Agreement (Form of Third Amended and Restated Revolving Credit Note) as Exhibit A-1 and adding thereto as a new Exhibit A-2 the Form of Supplemental Revolving Credit Note attached hereto as Annex 1.

      Section 2. Effectiveness of Agreement. This Amendment shall become effective upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent:

      (a) at least seven copies of this Amendment, each duly executed and delivered by the Borrower and each Lender,

      (b) Supplemental Revolving Credit Notes, each in the form of Annex 1 hereto, duly executed and delivered by the Borrower, payable to the order of each Lender, each in the amount of such Lender's respective Commitment Percentage of five million dollars,

      (c) a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that (i) all representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the effective date of this Amendment, both before and after giving effect to this Amendment, and (ii) no Default or Event of Default has occurred and is continuing, and such statements shall be true,

      (d) an amendment to Uniform Commercial Code filings of record in the State of Tennessee reflecting an increase in the amount of secured debt equal to the increase in the Revolving Credit Facility effected by this Amendment, duly executed and delivered by the Borrower, together with evidence of filing or, at the Agent's option, in form for such filing,

      (e) a legal opinion of Watson & Dana, counsel for the Borrower, as to such matters in connection with the transaction contemplated by this Amendment as may reasonably be requested by the Agent or any Lender, and

      (f) such other documents, instruments and certificates as the Agent may reasonably request in connection with the transactions contemplated by this Amendment.

      Section 3. Representations and Warranties. The Borrower hereby represents and warrants to each Lender and the Agent as follows:

      (a) Organization; Power; Qualification. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the failure to be so qualified would have a Materially Adverse Effect on the Borrower.

      (b) Authorization of Agreement and Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment, the Supplemental Revolving Credit Notes and the other Loan Documents to which it is a party to be delivered hereunder, each in accordance with its terms, and to make Borrowings hereunder. This Amendment and each of the Loan Documents to be delivered hereunder have been duly executed and delivered by the duly Authorized Officers of the Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      (c) Compliance of Agreement, Loan Documents and Borrowings with Laws, etc. Except as provided in Schedule 5.1 (d) to the Credit Agreement, the execution, delivery and performance of the Credit Agreement as amended by this Amendment and of each of the Loan Documents contemplated to be delivered hereunder, each in accordance with its terms, and the Borrowings hereunder do not and will not , by the passage of time, the giving of notice or otherwise,

      (i) require any Government Approval or violate any Applicable Law relating to the Borrower or any Subsidiary of the Borrower,

      (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Borrower or any Subsidiary of the Borrower, any indenture, agreement or other instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower may be bound or any Governmental Approval relating to the Borrower or any Subsidiary of the Borrower, or

      (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower other than the Security Interest.

      (d)  Adverse Change.  Since December 31, 1994,

      (i) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole have occurred, and

      (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

      Section 4. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Credit Agreement and in any other Loan Document to "this Agreement," "the Credit Agreement," "hereunder," "hereof" and words of like import referring to the Credit Agreement, shall mean and be references to the Credit Agreement as amended by this Amendment. Except as expressly amended hereby, the Credit Agreement and all terms, conditions, and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

      Section 5.  Counterpart Execution; Governing Law.

      (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      (b) Governing Law. This Amendment shall be governed by and construed in accordance with laws of the State of Georgia.


                                                  Annex A-1

                                         Proportionate
                                           Share of Proportionate  Proportionate
               Commitment                  Revolving       Share of     Share of
Lender         Percentage    Commitment  Credit Facility  Term Loan A    Term
Loan B

The First      46.154%   $32,307,800    $18,461,600    $8,769,260     $5,076,940
National Bank
of Boston


SouthTrust     30.769%   $21,538,300    $12,307,600    $5,846,110     $3,384,590
Bank of
Georgia NA


Sanwa          23.077%   $16,153,900     $9,230,800    $4,384,630     $2,538,470
Business
Credit
Corporation

  TOTALS      100.00%   $70,000,000    $40,000,000    $19,000,000    $11,000,000


Applicable during the period May 26, 1995 through August 25, 1995.






      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   SYNTHETIC INDUSTRIES, INC.

[Corporate Seal]                        By:  Leonard Chill

      ATTEST:                             Leonard Chill
                                          President
              Jon P. Beckman
         Assistant Secretary


                                   THE FIRST NATIONAL BANK
                                   OF BOSTON, as Agent and as
                                   a Lender





                                   By  William C. Puriton
                                          William C. Puriton


                                   SOUTHTRUST BANK OF
                                   GEORGIA, N.A.


                                   By  Melinda M. Bergbom
                                         Melinda M. Bergbom


                                   SANWA BUSINESS CREDIT
                                   CORPORATION


                                   By  Peter L. Skavla






                                                  Annex 1
                                           To Amendment No. 1

                                                    Exhibit A-2


                              Form of Supplemental
                              Revolving Credit Note

$____________________

                                                 Atlanta, Georgia
                                                 May ____, 1995

      FOR VALUE RECEIVED, the undersigned SYNTHETIC INDUSTRIES, INC., a Delaware Corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________________ (the "Lender"), on August 25, 1995 the
principal amount of  ___________________ AND NO/100 DOLLARS ($____________), or,
if less, the excess of the aggregate unpaid balance of all Advances under the Revolving Credit Facility (each term as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement (as hereinafter defined), the provisions of which are hereby incorporated herein by reference, outstanding on such date over such Lender's Commitment Percentage of $35,000,000. All payments made under this Supplemental Revolving Credit Note (as amended from time to time, this "Revolving Credit Note") shall be made in lawful money of the United States of America, in federal or other immediately available funds.

      The Borrower also unconditionally promises to pay interest on the unpaid principal amount of the Revolving Credit Note for each day from the date hereof until such principal amount is paid in full at the rates per annum and on the dates specified in the Credit Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Revolving Credit Note or in the Credit Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Credit Agreement relating to the payment of interest under such circumstances shall control.

      Both principal and interest are payable in lawful money of the United States of America to the Agent for the account of the Lender at the Agent's office at 100 Federal Street, Boston, Massachusetts 02110, in federal or immediately available funds.

      For the purposes of the Revolving Credit Note, "Credit Agreement" means the Third Amended and Restated Revolving Credit and Security Agreement dated as of January 13, 1995, as amended by Amendment No. 1 dated as of May 26, 1995, among the Borrower, the Agent, the Lender and the other lenders identified therein, as the same may be further amended, modified, supplemented or restated from time to time.

      Reference is made to the Credit Agreement for the definitions of other terms used in this Revolving Credit Note.

      Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment and all other notices are hereby waived by the Borrower.

      This Revolving Credit Note is one of the Revolving Credit Notes under, is secured in accordance with the terms of, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions with respect to security for the indebtness evidenced hereby, the acceleration of the maturity and prepayments of the principal of the Revolving Credit Note prior to maturity, all upon the terms and conditions therein specified.

      The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Borrower's obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

      This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of Georgia.

                              SYNTHETIC INDUSTRIES, INC.

[CORPORATE SEAL]

                              By _________________________
                                   Name:
                                   Title:

ATTEST:


By:________________________
     Name:
     Title: